Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of National Vision, Inc. (the “Company”) on Form 10-Q for the period ending June 29, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I James W. Krause, Chief Executive Officer of the Company and I, Angus C. Morrison, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

    (1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James W. Krause

James W. Krause
Chief Executive Officer
August 12, 2002

/s/ Angus C. Morrison

Angus C. Morrison
Chief Financial Officer
August 12, 2002